UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                               BARON ENERGY, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                               BARON ENERGY, INC.
                      300 S. C.M. ALLEN PARKWAY, SUITE 400
                              SAN MARCOS, TX 78666

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This notice and information statement (the "Information Statement") is being mailed on or about November 4, 2013 to our stockholders of record as of September 25, 2013 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our issued and outstanding shares of voting stock executed a written consent dated September 25, 2013 (the "Consent") approving an amendment (the "Amendment") to our Articles of Incorporation, as amended (our "Articles of Incorporation"), whereby Article IV which authorizes 150,000,000 Common Shares, $0.001 par value per share to state that the Company is authorized to issue 500,000,000 shares consisting of 250,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 250,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), and further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

Our Board of Directors has approved the Amendment and holders of a majority of our issued and outstanding voting stock have signed the Consent. Accordingly, your approval is not required and is not being sought. The Amendment will be effective when the Certificate of Amendment is filed with the Secretary of State of Nevada, which is expected to occur on or after November 26, 2013.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us. As of September 25, 2013, we had 89,167,564 shares of Common Stock issued and outstanding. Each stockholder of record was entitled to one vote for each share of Common held on the record date. The majority of our outstanding voting stock was required to approve the Amendment.

Please read this notice carefully. It describes, among other things, certain information concerning the Amendment. The form of the Amendment is attached to this Information Statement as Exhibit A.

Our principal executive office is located at 300 S. C.M. Allen Parkway, Suite 400, San Marcos, Texas 78666.

                               BARON ENERGY, INC.
                      300 S. C.M. ALLEN PARKWAY, SUITE 400
                             SAN MARCOS, TEXAS 78666

                              INFORMATION STATEMENT

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY  GIVEN  that the  following  action was taken  pursuant  to the
Consent to amend our Articles of Incorporation by amending Article IV which authorizes 150,000,000 Common Shares, $0.001 par value per share, to state that the Company is authorized to issue 500,000,000 shares consisting of 250,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 250,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof, and to be effective as of the filing of the amendment to our Articles of Incorporation with the Nevada Secretary of State.

Stockholders of record as of September 25, 2013, the date the holders of a majority of our issued and outstanding voting stock sufficient to amend our Articles of Incorporation signed the Consent, are entitled to Notice of the foregoing.

We have asked our transfer agent, Holladay Stock Transfer, Inc., brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to the Nevada Revised Statutes.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                      By Order of the Board of Directors,


                                      /s/ Ronnie L. Steinocher
                                      -------------------------------------
                                      Ronnie L. Steinocher
                                      Chairman of the Board of Directors,
                                      Chief Executive Officer and President

November 4, 2013

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

The Amendment to Our Articles of Incorporation                               3

Principal Stockholders                                                       3

Description of Capital Stock                                                 4

Where You Can Find More Information                                          5

Exhibit A: Form of Articles of Amendment to Articles of Incorporation        6

                 THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

BACKGROUND AND REASON FOR THE AMENDMENT

We are an early stage independent oil and gas acquisition, exploration and development company. Our principal executive offices are located at 300 S. C.M. Allen Parkway, Suite 400, San Marcos, Texas 78666; telephone number is (512) 392-5775.

In order for us to continue to implement our business plan, we need to secure additional financing as well as provide sufficient shares for issuance for future contingencies including potential acquisitions, debt restructuring and issuance of equity securities in consideration for services rendered to the Company. In order to attract new financing without incurring significant debt on our books, we need to have the flexibility to offer either Common or Preferred Shares with negotiated rights in order to protect and attract these investors.

The form of Amendment is set forth in Exhibit A. The Amendment will become effective on the date that Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada, which is expected to occur on or after November 26, 2013.

The Consent provides the necessary corporate authorization under Nevada law to enable the filing and effectiveness of such an amendment.

NO APPRAISAL RIGHTS

Our stockholders are not entitled to appraisal rights under the Nevada Revised Statutes with respect to the Amendment.

This Information Statement does not constitute an offer of any of our securities for sale.

This notice and information statement (the "Information Statement") is being provided to our stockholders on or about November 4, 2013.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of September 25, 2013 with regard to the following criteria
(i) each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and named executive officers as a group. Under Commission rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown.

The calculations of beneficial ownership and voting rights in this table are based on 89,167,564 shares of our Common Stock outstanding as of September 25, 2013.

Title             Name and Address                  Amount and Nature          Percent
of Class         of Beneficial Owner            of Beneficial Ownership       of Class(4)
--------         -------------------            -----------------------       -----------
Common      Ronnie L. Steinocher (1)                  18,746,885 (2)            21.02%
            300 S. C.M. Allen Parkway
            Suite 400
            San Marcos, TX  78666

Title             Name and Address                  Amount and Nature          Percent
of Class         of Beneficial Owner            of Beneficial Ownership       of Class(4)
--------         -------------------            -----------------------       -----------
Common      Lisa P. Hamilton (1)                      17,906,722 (3)            20.08%
            300 S. C.M. Allen Parkway
            Suite 400
            San Marcos, TX  78666

Common      All  Officers  and  Directors             36,653,607 (2)(3)(4)      41.11%
            As a Group (2 persons)

----------
(1)  Officer and Director of our Company.
(2) Includes 1,214,534 shares of Common Stock held by ENVCA Investments LP of which Mr. Steinocher is a managing partner and shares equal voting and investment power over such shares with Ms. Hamilton. Mr. Steinocher disclaims beneficial ownership of all shares held by ENVCA Investments LP except to the extent of his pecuniary interest therein. Includes 100,433 shares of Common Stock held by Eneran Exploration LP of which Mr. Steinocher is a managing partner and shares equal and investment power over such shares with Ms. Hamilton. Mr. Steinocher disclaims beneficial ownership of all shares held by Eneran Exploration LP except to the extent of his pecuniary interest therein. Includes 606,632 shares of Common Stock held by Lavaca Energy, LLC of which Mr. Steinocher is the sole member and manager and has sole voting and investment power over such shares.
(3) Includes 1,214,534 shares of Common Stock held by ENVCA Investments LP of which Ms. Hamilton is a managing partner and shares equal voting and investment power over such shares with Mr. Steinocher. Ms. Hamilton disclaims beneficial ownership of all shares held by ENVCA Investments LP except to the extent of her pecuniary interest therein. Includes 100,433 shares of Common Stock held by Eneran Exploration LP of which Ms. Hamilton is a managing partner and shares equal and investment power over such shares with Mr. Steinocher. Ms. Hamilton disclaims beneficial ownership of all shares held by Eneran Exploration LP except to the extent of her pecuniary interest therein. Includes 2,268,916 shares of Common Stock held by Pierce-Hamilton Energy Partners LP of which Ms. Hamilton is the sole limited partner and manager and has sole voting and investment power over such shares.
(4) Percentage based upon 89,167,564 shares of our Common Stock outstanding as of September 25, 2013.

We currently have no stock options or other rights outstanding that would give any of our stockholders the right to acquire voting or investment power over additional shares of our capital stock.

                          DESCRIPTION OF CAPITAL STOCK

As of the date of this Information Statement, our authorized capital stock of the Company presently consists of 150,000,000 shares of Common Stock, $0.001 par value per share. At the close of business on September 25, 2013, 89,167,564 shares of Common Stock were outstanding and entitled to vote.

The following is a summary of material provisions of our capital stock.

COMMON STOCK

Except as otherwise provided by our articles of incorporation or Nevada law, each holder of Common Stock is entitled to one vote, in person or by proxy, for each share standing in such holder's name on our stock transfer records. Holders of shares of Common Stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our stockholders are entitled to share ratably in the assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of preferred stock that may be outstanding in the future.

                       WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the "Commission"). These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street NE, Washington DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Website that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's Edgar archives at http://sec.gov. If you would like to receive a printed copy of these materials, please call our offices at (512) 392-5775 or send a written request to the Company at Baron Energy, Inc., 300 S. C.M. Allen Parkway, Suite 400, San Marcos, Texas 78666 and we will send a free copy to you.

                                  By Order of the Board of Directors,


                                  /s/ Ronnie L. Steinocher
                                  -------------------------------------
                                  Ronnie L. Steinocher
                                  Chairman of the Board of Directors,
                                  Chief Executive Officer and President

November 4, 2013

                                    EXHIBIT A

ROSS MILLER
Secretary of State
206 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov



Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Baron Energy, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article IV of the Articles of Incorportion are amended as set forth on Exhibit A annexed hereto and incorporated by reference.



3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 47,501,215

4. Effective date of filing (optional): Date:                    Time:
                  (must be no later than 90 days after the certificate is filed)

5. Signature (Required)


------------------------------
Officer of Officer

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

                                   EXHIBIT "A"

                 ATTACHMENT TO AMENDED ARTICLES OF INCORPORATION

                                       OF

                               BARON ENERGY, INC.

AMENDMENT TO ARTICLE IV OF ARTICLES OF INCORPORATION:

Article IV of the Articles of Incorporation is hereby deleted in its entirety and the following Article IV is inserted in its place and stead:

          IV. AUTHORIZATION OF CAPITAL STOCK. The amount of the total authorized capital stock of the corporation shall be five hundred million (500,000,000) shares consisting of two hundred fifty million (250,000,000) shares of Common Stock, $.001 par value per share, and two hundred fifty million (250,000,000) shares of Preferred Stock, $.001 par value per share, the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

          A. COMMON SHARES

          (a) The rights of holders of the Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

          (b) The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

          B. PREFERRED SHARES

     The corporation may divide and issue the Preferred Shares into series. Preferred Shares of each series, when issued, shall be designated to distinguish it from the shares of all other series of the class of Preferred Shares. The Board of Directors is hereby expressly vested with authority to fix and determine the relative rights and preferences of the shares of any such series so established to the fullest extent permitted by these Articles of Incorporation and the Nevada Revised Statutes in respect to the following:

          (a)  The  number  of  shares  to  constitute  such  series,   and  the
     distinctive designations thereof;

          (b) The rate and preference of dividend, if any, the time of payment of dividend, whether dividends are cumulative and the date from which any dividend shall accrue;

          (c) Whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (d) The amount payable upon shares in the event of involuntarily liquidation;

          (e) The amount payable upon shares in the event of voluntary liquidation;

          (f) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          (h) voting powers, if any; and

          (i) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject.

     The Board of Directors is also vested with the authority to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.